Agreement and Plan of Merger


                             Among


                      Comdial Corporation
                   (a Delaware corporation),


                 Aurora Acquisition Corporation
                   (a Delaware corporation),


                      Aurora Systems, Inc.
                   (a Delaware corporation),


                       Paul M. Gasparro

                              and

                       Maryann P. Walsh





                       February 14, 1996

                   Agreement and Plan of Merger

     Agreement and Plan of Merger (the "Agreement"), dated as of February 14, 1996, by and among Comdial Corporation, a Delaware corporation ("Buyer"); Aurora Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"); Aurora Systems, Inc., a Delaware corporation ("Aurora"); Paul M. Gasparro ("Gasparro"); and Maryann P. Walsh ("Walsh").

                             Recitals

     The Boards of Directors of Buyer, Sub and Aurora deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Aurora combine in order to advance the long-term business interests of Buyer and Aurora. The combination of Buyer and Aurora shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Aurora and Aurora will become a wholly owned subsidiary of Buyer (the "Merger").

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                            Article I
                            The Merger

     Section 1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law (the "DGCL") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Time, on a date to be specified by Buyer and Aurora, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in Article VII have been met or waived as provided in
Article VII at or prior to the Closing) (the "Closing Date"), at the offices of McGuire, Woods, Battle & Boothe, L.L.P., 418 East Jefferson Street, Charlottesville, Virginia unless another date or place is agreed to in writing by Buyer and Aurora.

     Section 1.3 Effects of the Merger.

     (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Aurora (Sub and Aurora are sometimes referred to below as the "Constituent Corporations" and Aurora is sometimes referred to below as the "Surviving Corporation"), (ii) the Restated and Amended Certificate of Incorporation of Aurora shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and made a part hereof and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     (b) At and after the Effective Time, in accordance with the provisions of Section 259 of the DGCL, the separate existence of each of the Constituent Corporations shall cease and the Surviving Corporation shall acquire and possess all the assets and properties and shall assume and be subject to all the obligations and liabilities of each of the Constituent Corporations; and all of the rights, privileges, powers and franchises of each of the Constituent Corporations shall be vested in the Surviving Corporation by operation of law.

     Section 1.4 Directors and Officers.  Willam G. Mustain, Wayne
R. Wilver, William C. Grover, Gasparro and Walsh shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the officers of Aurora immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.


                            Article II
                     Conversion of Securities

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Common Stock, par value $0.01 per share, of Aurora ("Aurora Common Stock"), the Series A Preferred Stock, par value $0.01 per share, of Aurora ("Aurora Preferred Stock"), or the capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

          (b) Conversion of Aurora Preferred Stock.  Subject to
Section 2.2, each issued and outstanding share of Aurora Preferred Stock shall be converted into the right to receive an amount in cash equal to the sum of (i) $2.910 (the "Current Liquidation Preference") and (ii) an amount equal to a 22% per annum, compounded annually, rate of return on the Current Liquidation Preference from the date hereof to the Closing.

          (c) Cancellation of Aurora Stock Purchase Warrant. That certain Warrant Certificate to Purchase Common Stock dated January 13, 1995 (the "Poly Ventures Warrant"), issued to and held of record by Poly Ventures II, Limited Partnership, a Delaware limited partnership ("Poly Ventures II") shall be cancelled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor.

          (d) Conversion of Aurora Employee Stock Options. Subject to Section 2.2, the holders of the issued and outstanding employee stock options of Aurora ("Aurora Stock Options"), except for those Aurora Stock Options as to which the exercise price is greater than $2.25 per share (which are to be cancelled and retired and shall cease to exist and no stock or other consideration shall be delivered in exchange therefor), shall be entitled to receive, in the aggregate, (A) $27,578 in cash and (B) 4,404 fully paid and non-assessable shares of the Common Stock, par value $0.01 per share, of Buyer ("Buyer Common Stock"), allocated among such holders in accordance with the schedule set forth on Exhibit E attached hereto. In the event that any holder of Aurora Stock Options listed on Exhibit E shall have exercised an Aurora Stock Option in whole or in part prior to the Effective Time, then (1) the shares of Aurora Common Stock held by such holder as a result of the exercise of the Aurora Stock Option shall be converted into the right to receive that proportion of cash and Buyer Common Stock allocable to the exercised option or portion thereof on Exhibit E (as if such option had not been exercised and remained outstanding for purposes of this Article II), (2) such holder shall be entitled to receive an additional amount in cash equal to the aggregate exercise price paid by such holder upon the exercise of such option, and (3) the aggregate amount of cash and Buyer Common Stock the holders of Aurora Stock Options are otherwise entitled to receive shall be reduced by the aggregate amount paid and issued to such holder. Notwithstanding the foregoing, the number of shares of Buyer Common Stock issuable to the holders of Aurora Stock Options (or to any holder who exercises an Aurora Stock Option in whole or part prior to the Effective Time as provided herein) pursuant to this Section 2.1(d) shall be appropriately adjusted in the event of a stock split or reverse split, stock dividend, or similar transaction affecting the number of shares of Buyer Common Stock outstanding.

          (e) Conversion of Aurora Common Stock Owned By Gasparro and Walsh. Subject to Section 2.2, (i) all of the 400,000 shares of Aurora Common Stock owned by Gasparro shall be converted into the right to receive, in the aggregate, (A) $375,000 in cash and
(B) 60,000 fully paid and non-assessable shares of Buyer Common Stock and (ii) all of the 400,000 shares of Aurora Common Stock owned by Walsh shall be converted into the right to receive, in the aggregate, (A) $375,000 in cash and (B) 60,000 fully paid and non-assessable shares of Buyer Common Stock. Notwithstanding the foregoing, the number of shares of Buyer Common Stock issuable to Gasparro and Walsh pursuant to clauses (i)(B) and (ii)(B) of this
Section 2.1(e) shall be appropriately adjusted in the event of a stock split or reverse split, stock dividend, or similar transaction affecting the number of shares of Buyer Common Stock outstanding.

          (f) Conversion of Aurora Common Stock Owned by Harris. Subject to Section 2.2, all of the 155,914 shares of Aurora Common Stock owned by Harris Corporation shall be converted into the right to receive, in the aggregate, (A) $146,169 in cash and (B) 23,387 fully paid and non-assessable shares of Buyer Common Stock. Notwithstanding the foregoing, the number of shares of Buyer Common Stock issuable to Harris Corporation pursuant to clause (B) of this
Section 2.1(f) shall be appropriately adjusted in the event of a stock split or reverse split, stock dividend, or similar transaction affecting the number of shares of Buyer Common Stock outstanding.

          (g) Effect of Conversion. All such shares of Aurora Common Stock and Aurora Preferred Stock, all Aurora Options, and the Poly Ventures Warrant, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such securities shall cease to have any rights with respect thereto, except the right to receive the cash and/or Buyer Common Stock to be issued or paid in consideration therefor, as provided in this Section 2.1, upon the surrender of the certificate in accordance with Section 2.2, without interest.

     Section 2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Aurora Common Stock and Aurora Preferred Stock, Aurora Stock Options, and the Poly Ventures Warrant for cash and/or Buyer Common Stock pursuant to the Merger as provided in Section 2.1, are as follows:

          (a) Exchange Procedures. At the Effective Time, the holders of certificates or other instruments theretofore evidencing shares of Aurora Common Stock or Aurora Preferred Stock, Aurora Stock Options, or the Poly Ventures Warrant outstanding immediately prior to the Merger shall cease to have any rights with respect to such securities, except the right to receive the cash and/or Buyer Common Stock pursuant to the Merger provided in Section 2.1. Each holder of a certificate or other instrument evidencing any such security shall promptly surrender the same to the Surviving Corporation or its transfer agent. Buyer shall deposit with the Surviving Corporation, for the benefit of the holders of such securities, certificates representing the shares of Buyer Common Stock issuable to Gasparro and Walsh and an amount in cash equal to the cash issuable to all other security holders pursuant to the Merger as provided in Section 2.1. At or after the Effective Time, upon surrender of a certificate to the Surviving Corporation or its transfer agent for cancellation, the holder shall be entitled to be paid and receive from the Surviving Corporation in exchange therefor the cash and/or Buyer Common Stock provided in Section 2.1, without interest. Until surrendered as contemplated by this
Section 2.2, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash and/or Buyer Common Stock contemplated by
Section 2.1.

          (b) No Further Transfers. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Aurora Common Stock or Aurora Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such securities are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash and/or Buyer Common Stock as provided in this Article II.


                           Article III
             Representations and Warranties of Aurora

     Aurora represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Aurora to Buyer on or before the date of this Agreement (the "Aurora Disclosure Schedule"). The Aurora Disclosure Schedule shall be arranged in items corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any item shall qualify only the corresponding section in this Article III and any other section in which a cross reference to such item is made.

     Section 3.1 Organization. Aurora is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations ("Material Adverse Effect") of Aurora.
Aurora does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, limited liability company, joint venture, or other organization.

     Section 3.2 Aurora Capital Structure.

          (a) The authorized capital stock of Aurora consists of 2,000,000 shares of Aurora Common Stock and 212,176 shares of Aurora Preferred Stock. As of the date of this Agreement,
(i) 955,914 shares of Aurora Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and owned of record and beneficially as set forth in
Item 3.2(a) of the Aurora Disclosure Schedule, (ii) no shares of Aurora Common Stock were held in the treasury of Aurora or by subsidiaries of Aurora, (iii) 80,000 of Aurora Common Stock were reserved for future issuance upon the exercise of Aurora Stock Options, as to which Aurora Stock Options have been granted with respect to 54,750 shares, (iv) 125,000 shares of Aurora Common Stock were reserved for future issuance upon the exercise of the Poly Ventures Warrant, and (v) 212,176 shares of Aurora Common Stock were reserved for future issuance upon the conversion of the Aurora Preferred Stock. As of the date of this Agreement, 212,176 shares of Aurora Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and owned of record and beneficially as set forth in Item 3.2(a) of the Aurora Disclosure Schedule. All shares of Aurora Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Aurora to repurchase, redeem or otherwise acquire any shares of Aurora Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture, or other organization.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class of Aurora, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Aurora is a party or by which it is bound obligating Aurora to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Aurora or obligating Aurora to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Aurora, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Aurora, except for that certain stockholder agreement among Aurora, Poly Ventures II, Harris Corporation, Gasparro and Walsh dated January 13, 1995. A true and complete schedule of the Aurora Stock Options, identifying the holder, the number of underlying shares, the dates of issuance and expiration, and the exercise price, is set forth in Item 3.2(b) of the Aurora Disclosure Schedule.

     Section 3.3  Authority; No Conflict; Required Filings and
Consents.

          (a) Aurora has all requisite corporate power and authority to enter into this Agreement and, subject only to the approval of the Merger by Aurora's stockholders under the DGCL, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Aurora, subject only to the approval of the Merger by Aurora's stockholders under the DGCL. This Agreement has been duly executed and delivered by Aurora and constitutes the valid and binding obligation of Aurora, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (b) Subject to the approval of the Merger by Aurora's stockholders under the DGCL, the execution and delivery of this Agreement by Aurora does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Aurora, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Aurora is a party or by which Aurora or any of its properties or assets may be bound, or
(iii) conflict with or violate any permit, concession, franchise, or license or, to the best knowledge of Aurora, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Aurora or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Aurora or which would not adversely affect the ability of Aurora to consummate the transactions contemplated by this Agreement.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Aurora in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with DGCL, (ii) the obtaining of such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Federal and state securities laws, and (iii) the obtaining of such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Aurora.

     Section 3.4 Financial Statements. Aurora has previously furnished Buyer with true and complete copies of reviewed financial statements of Aurora for the years ending September 30, 1992, 1993, 1994, and 1995, including the notes thereto, together with the report on such statements of Charles J. DiMatteo, Jr., C.P.A., Aurora's independent auditor, and has also furnished Buyer with true and complete copies of the unaudited and unreviewed consolidated interim financial statements of Aurora for the three-month period ending December 31, 1995. Except as may be indicated therein or in the notes thereto, such financial statements (collectively, the "Aurora Financial Statements") present fairly the financial position of Aurora as of such dates and the results of its operations and changes in financial position for such periods and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and to the absence of certain footnote disclosures. As used in this Agreement, the term "Aurora Balance Sheet" refers to the reviewed but unaudited balance sheet of Aurora as of September 30, 1995 included in the Aurora Financial Statements.

     Section 3.5 No Undisclosed Liabilities. Aurora does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Aurora other than (i) liabilities reflected in the Aurora Balance Sheet, (ii) liabilities specifically described in this Agreement or Item 3.5 of the Aurora Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1995 in the ordinary course of business consistent with past practices.

     Section 3.6 Absence of Certain Changes or Events. Since September 30, 1995, Aurora has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in the financial condition, results of operations or business (together, a "Material Adverse Change") of Aurora; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Aurora having a Material Adverse Effect on Aurora;
(iii) any material change by Aurora in its accounting methods, principles or practices to which Buyer has not previously consented in writing; (iv) any revaluation by Aurora of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, unless Buyer has previously consented in writing; or
(v) except as disclosed in Item 3.6 of the Aurora Disclosure Schedule, any other action or event that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement and that would be reasonably likely to have a Material Adverse Effect on Aurora.

     Section 3.7 Taxes.

          (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Aurora has accurately prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to Aurora or any of its subsidiaries or to their operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

          (c) As of the Effective Time Aurora (i) will have paid all Taxes it is required to pay prior to the Effective Time and
(ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on Aurora.

          (d) There is no Tax deficiency outstanding, proposed or assessed against Aurora that is not reflected as a liability on the Aurora Balance Sheet nor has Aurora executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (e) Aurora does not have any material liabilities for unpaid federal, state, local and foreign Taxes that have not been accrued for or reserved on Aurora Balance Sheet, whether asserted or unasserted, contingent or otherwise.

     Section 3.8 Properties. Item 3.8 of the Aurora Disclosure Schedule contains a true and complete list of all real property owned by Aurora and real property leased by Aurora pursuant to leases providing for the occupancy, in each case, of not less than 1,000 square feet ("Material Lease(s)"), and the name of the lessor, the date of the Material Lease and each amendment to the Material Lease and the aggregate annual rental or other fee payable under any such Material Lease. All such Material Leases are in good standing, valid and effective in accordance with their respective terms, and Aurora is not in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not be reasonably likely to have a Material Adverse Effect on Aurora. Except as disclosed in Item 3.8 of the Aurora Disclosure Schedule, Aurora has, and at the Effective Time will have, good and marketable title to all of its properties, real and personal, free and clear of all mortgages, liens, pledges, security interests, restrictions or encumbrances of any nature whatsoever.

     Section 3.9 Intellectual Property.

          (a) To the best of Aurora's knowledge, Aurora owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Aurora as currently conducted, or planned to be conducted (the "Aurora Intellectual Property Rights"). Item 3.9 of the Aurora Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks, which Aurora considers to be material to its business and included in the Aurora Intellectual Property Rights, including the jurisdictions in which each such Aurora Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses, distribution agreements and other agreements as to which Aurora is a party and pursuant to which any person is authorized to use any Aurora Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any Aurora product or any adaptation, translation or derivative work based on an Aurora product or any portion thereof, (iii) all licenses, sublicenses and other agreements as to which Aurora is a party and pursuant to which Aurora is authorized to use any third party patents, trademarks or copyrights, including software ("Aurora Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Aurora product, and (iv) all joint development agreements as to which Aurora is a party.

          (b) Aurora is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Aurora Intellectual Property Rights or Aurora Third Party Intellectual Property Rights.

          (c) To Aurora's knowledge, all patents, registered trademarks, service marks and copyrights listed in Item 3.9 of the Aurora Disclosure Schedule are valid and subsisting. Except as set forth on Item 3.9 of the Aurora Disclosure Schedule, Aurora (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

     Section 3.10 Agreements, Contracts and Commitments. Item 3.10 of the Aurora Disclosure Schedule sets forth a complete and correct list of each existing contract, agreement or commitment of Aurora, other than Material Leases:

               (i) upon which any substantial part of its business is dependent or which, if breached, would be reasonably likely to have a Material Adverse Effect on Aurora;

               (ii) which provides for aggregate future payments of more than $5,000, except for purchase orders or sale orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $25,000;

               (iii) which extends for more than 180 days from the date hereof and is not cancellable by either party on 30 days' notice or less;

               (iv) which provides for the sale, after the date hereof and other than in the ordinary course of business, of any of its assets;

               (v) which relates to the employment, compensation, retirement or termination of the services of any officer or employee or former officer or employee, including bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits for or with respect to any officer or employee;

               (vi) which contains covenants pursuant to which any person or entity has agreed not to compete with the business of any other person or entity or not to disclose to others information concerning such other person or entity;

               (vii) which relates to the sale or other disposition of goods or services and which (A) involve terms or quantities exceeding normal commitments or in the ordinary course of business or (B) contain most favored pricing or other special pricing terms or other provisions which would prohibit or limit the ability of Buyer to effect price increases;

               (viii) pursuant to which title to any assets of Aurora may be encumbered; or

               (ix) which relates to any partnership, joint venture or other arrangement involving a sharing of profits from any enterprise.

     Each of the foregoing is referred to in this Agreement as a "Material Contract." Except as set forth in Item 3.10 of the Aurora Disclosure Schedule, each Material Contract is in full force and effect and there has not occurred, with respect to any such Material Contract, any default or event of default, which, with or without due notice or with the lapse of time, or both, would constitute a default or event of default on the part of Aurora, or, to the best of Aurora's knowledge, any other party thereto, except where such default or event of default would not have a Material Adverse Effect on Aurora. Complete copies of each Material Contract have been delivered to Buyer.

     Section 3.11 Litigation. Except as set forth in Item 3.11 of the Aurora Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best of Aurora's knowledge, threatened, against Aurora or any of its Affiliates (as defined herein), whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Aurora or any of its Affiliates which have, or if adversely determined, would be reasonably likely to have a Material Adverse Effect on Aurora, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated by this Agreement or fulfillment of any of the conditions of this Agreement. As used herein, the term "Affiliate" means (i) any officer or director of Aurora, (ii) any person or entity beneficially owning 10% or more of any class of equity securities of Aurora, and (iii) any other person or entity that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, Aurora.

     Section 3.12 Environmental Matters.

          (a) As of the date hereof, to the best of Aurora's knowledge, no underground storage tanks are present under any property that Aurora has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in Item 3.12 of the Aurora Disclosure Schedule, no material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to such laws (a "Hazardous Material"), are present as a result of the actions of Aurora or any of its subsidiaries, or, to the best of Aurora's knowledge, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Aurora has at any time owned, operated, occupied or leased, where the presence of such Hazardous Material is reasonably likely to have a Material Adverse Effect on Aurora.

          (b) At no time has Aurora transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Aurora or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity which has had or is reasonably likely to have a Material Adverse Effect on Aurora.

          (c) Aurora currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses of Aurora as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on Aurora.

          (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Aurora, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Aurora or any of its subsidiaries. Aurora is not aware of any fact or circumstance which could involve Aurora in any environmental litigation or impose upon Aurora any environmental liability which would be reasonably likely to have a Material Adverse Effect on Aurora.

     Section 3.13 Employee Benefit Plans.

          (a) Aurora has set forth on Item 3.13 of the Aurora Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Aurora or any trade or business (whether or not incorporated) which is a member or which is under common control with Aurora within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the "Aurora Employee Plans").

          (b) With respect to each Aurora Employee Plan, Aurora has made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Aurora Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Aurora Employee Plan, and (iv) the most recent actuarial report or valuation relating to a Aurora Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Aurora Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Aurora, there exists no condition or set of circumstances in connection with which Aurora could be subject to any liability that is reasonably likely to have a Material Adverse Effect on Aurora under ERISA, the Code or any other applicable law.

          (d) With respect to the Aurora Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Aurora, which obligations are reasonably expected to have a Material Adverse Effect on Aurora.

          (e) Except as set forth in Item 3.13 of the Aurora Disclosure Schedule, Aurora is not a party to any oral or written
(i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Aurora, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Aurora of the nature contemplated by this Agreement, (iii) agreement with any officer of Aurora providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $30,000 per annum, or
(iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.14 Compliance with Laws. Except as otherwise expressly represented and warranted by Aurora herein, to the best knowledge of Aurora it has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not individually or in the aggregate have a Material Adverse Effect on Aurora. Aurora has all federal, state and local governmental licenses, permits, approvals and authorizations (collectively, "Permits") that are material to the conduct of its business, and such Permits are in full force and effect and will remain in full force and effect after the Effective Time. Item 3.14 of the Aurora Disclosure Schedule contains and true and complete list of all such Permits.

     Section 3.15 Interested Party Transactions. Except as listed in Item 3.15 of the Aurora Disclosure Schedule, no officer, director or other Affiliate of Aurora (i) competes with or is involved in or has a direct or indirect interest in any business entity which competes with the business conducted by Aurora, (ii) has any agreement with Aurora other than an employment agreement listed on Item 3.10(v) of the Aurora Disclosure Schedule, or (iii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, Aurora Intellectual Property, used in or pertaining to the business of Aurora.

     Section 3.16 Full Disclosure. None of the information supplied or to be supplied by Aurora at the date such information is supplied, and none of the representations and warranties of Aurora which are made in this Agreement (a representation and warranty being deemed to include the information contained in any schedule hereto or furnished in connection herewith), contains an untrue statement of a material fact or, taken as a whole, omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


                            Article IV
         Representations and Warranties of Buyer and Sub

     Buyer and Sub represent and warrant to Aurora that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Buyer to Aurora on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in items corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any item shall qualify only the corresponding section in this Article IV and any other section in which a cross reference to such item is made.

     Section 4.1 Organization of the Company. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

     Section 4.2 Buyer Capital Structure.

          (a) The authorized capital stock of Buyer consists of 30,000,000 shares of Buyer Common Stock and 2,000,000 shares Preferred Stock, par value $10.00 per share, issuable in one or more series at such time or times, and for such consideration or considerations as the board of directors of Buyer may determine ("Buyer Preferred Stock"). As of the date of this Agreement,
(i) 8,136,618 shares of Buyer Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Buyer Preferred Stock are issued and outstanding. There are no obligations, contingent or otherwise, of Buyer to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture, or other organization.

          (b) Except as set forth in this Section 4.2, there are no equity securities of any class of Buyer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 4.2, and except with respect to stock options issued pursuant to Buyer's stock incentive plans, decriptions of which are set forth in the SEC Filings (as defined in Section 4.5 below), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or obligating Buyer to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

     Section 4.3 Authority; No Conflict; Required Filings and
Consents.

          (a) Each of Buyer and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer and Sub. This Agreement has been duly executed and delivered by each of Buyer and Sub and constitutes the valid and binding obligation of each of Buyer and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (b) Except as disclosed in Item 4.3 of the Buyer Disclosure Schedule, the execution and delivery of this Agreement by Buyer and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Buyer or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its consolidated subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, (ii) the obtaining of such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

     Section 4.4 Validity of Shares to be Issued. The shares of Buyer Common Stock to be issued to the stockholders of Aurora as a result of the Merger have or will have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights.

     Section 4.5 Reports; Current Information. Buyer has previously made available to Aurora (i) a true and complete copy of each document filed by it with the Securities Exchange Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 since January 1, 1993 (the "SEC Filings"), and
(ii) each communication sent by Buyer to its stockholders generally since that date, and will continue to make such filings and communications available to Aurora until the Closing. At the time of filing, mailing, or delivery thereof, none of such documents or information contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Item
4.5 of the Buyer Disclosure Schedule sets forth a list of all agreements and instruments filed as exhibits to the SEC Filings, which are all of the agreements and instruments required to be filed as exhibits thereto. Buyer will, upon request of Aurora, furnish to Aurora copies of any of such agreements and instruments.

     Section 4.6 Financial Statements. Except as may be indicated therein or in the notes thereto, Buyer's financial statements included in the SEC Filings present fairly the consolidated financial position of Buyer and its consolidated subsidiaries, taken as a whole, as of the respective dates of such financial statements and the results of their consolidated operations and consolidated changes in financial position for the respective periods covered by such financial statements and have been prepared in accordance with generally acepted accounting principles applied on a consistent basis subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and to the absence of certain footnote disclosures.

     Section 4.7 Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the SEC Filings, Buyer has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, except as disclosed in the SEC Filings, there has not been (i) any Material Adverse Change in Buyer and its consolidated subsidiaries, taken as a whole; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer and its consolidated subsidiaries having a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole; (iii) any material change by Buyer in its accounting methods, principles or practices which has not previously been disclosed in writing to Aurora; or (iv) any material revaluation by Buyer or its consolidated subsidiaries of any of their assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, which has not previously been disclosed in writing to Aurora.

     Section 4.8 Taxes.

          (a) Buyer has accurately prepared and timely filed all Returns relating to any and all Taxes concerning or attributable to Buyer or any of its consolidated subsidiaries or to their operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

          (b) As of the Effective Time Buyer (i) will have paid all Taxes it is required to pay prior to the Effective Time, and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

          (c) There is no Tax deficiency outstanding, proposed or assessed against Buyer which would have a Material Adverse Effect on Buyer that is not reflected as a liability on the appropriate financial statements of Buyer included in the SEC Filings nor has Buyer executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (d) Buyer does not have any material liabilities for unpaid federal, state, local and foreign Taxes that have not been accrued for or reserved on the appropriate financial statements of Buyer included in the SEC Filings, whether asserted or unasserted, contingent or otherwise.

     Section 4.9 Litigation. Except as set forth in Item 4.9 of the Buyer Disclosure Schedule and except for legal proceedings, if any, which Buyer would not be required to disclose in any SEC Disclosure Document pursuant to Item 103 of Regulation S-K, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best of Buyer's knowledge, threatened, against Buyer or any of its consolidated subsidiaries, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Buyer or any of its consolidated subsidiaries which have, or if adversely determined, would be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated by this Agreement or fulfillment of any of the conditions of this Agreement.

     Section 4.10 Environmental Matters.

          (a) As of the date hereof, except as set forth in Item
4.10 of the Buyer Disclosure Schedule, to the best of Buyer's knowledge, no underground storage tanks are present under any property that Buyer has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in Item 4.10 of the Buyer Disclosure Schedule, no material amount of any Hazardous Material is present as a result of the actions of Buyer or any of its consolidated subsidiaries, or, to the best of Buyer's knowledge, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Buyer has at any time owned, operated, occupied or leased, where the presence of such Hazardous Material is reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

          (b) At no time has Buyer transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Buyer or any of its consolidated subsidiaries engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity which has had or is reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

          (c) Buyer currently holds all Environmental Permits necessary for the conduct of its Hazardous Material Activities and other businesses of Buyer as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

          (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Buyer, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Buyer or any of its consolidated subsidiaries. Buyer is not aware of any fact or circumstance which could involve Buyer in any environmental litigation or impose upon Buyer any environmental liability which would be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

     Section 4.11 Employee Benefit Plans.

          (a) Buyer has set forth on Item 4.11 of the Buyer Disclosure Schedule a list of all existing employee benefit plans (as defined in Section 3(3) of ERISA) and all existing bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, the employees of Buyer or any of its consolidated subsidiaries (together, the "Buyer Employee Plans").

          (b) With respect to each Buyer Employee Plan, Buyer will make available to Aurora upon request a true and correct copy of
(i) the most recent annual report (Form 5500) filed with the IRS,
(ii) such Buyer Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Buyer Employee Plan, and
(iv) the most recent actuarial report or valuation relating to a Buyer Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Buyer Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Buyer, there exists no condition or set of circumstances in connection with which Buyer could be subject to any liability that is reasonably likely to have a Material Adverse Effect on Buyer under ERISA, the Code or any other applicable law.

          (d) With respect to the Buyer Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Buyer, which obligations are reasonably expected to have a Material Adverse Effect on Buyer.

     Section 4.12 Compliance with Laws. Except as otherwise expressly represented and warranted by Buyer herein, to the best knowledge of Buyer it has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not individually or in the aggregate have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.
Buyer has all Permits that are material to the conduct of its business, and such Permits are in full force and effect and will remain in full force and effect after the Effective Time.

     Section 4.13 Full Disclosure. None of the information supplied or to be supplied by Buyer at the date such information is supplied, and none of the representations and warranties of Buyer and Sub which are made in this Agreement (a representation and warranty being deemed to include the information contained in any schedule hereto or furnished in connection herewith), contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


                            Article V
                       Conduct of Business

     Section 5.1 Business In Ordinary Course; Restrictions. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Aurora agrees to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. Aurora shall promptly notify Buyer of any event or occurrence not in the ordinary course of business of Aurora where such event or occurrence would result in a breach of any covenant of Aurora set forth in this Agreement or cause any representation or warranty of Aurora set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, Aurora shall not, without the prior written consent of
Buyer:

          (i) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of Aurora or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

          (ii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Aurora
Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

          (iii) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (iv) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Aurora Common Stock issuable upon the exercise of the Aurora Stock Options currently issued and outstanding or upon the exercise of the Aurora Warrant or upon the conversion of Aurora Preferred Stock;

          (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $20,000;

          (vi) sell, lease, license or otherwise dispose of any of its properties or assets, except for transactions entered into in the ordinary course of business;

          (vii) (A) increase or agree to increase the compensation payable or to become payable to its officers or employees, (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (C) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, (D) enter into any collective bargaining agreement, (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (viii) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (ix) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

          (x) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (xi) incur or commit to incur any individual capital expenditure in excess of $20,000 or aggregate capital expenditures in excess of $50,000;

          (xii) acquire or agree to acquire, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, limited liability company, joint venture, or other organization; or

          (xiii) take, or agree in writing or otherwise to take, any of the actions described in Sections (i) through (xii) above, or any action which is reasonably likely to make any of Aurora's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.2 Cooperation. From the date hereof until the Effective Time, Aurora shall confer with Buyer on a regular and frequent basis to report operational matters of materiality and the general status of ongoing operations and shall promptly provide Buyer or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.


                            Article VI
                      Additional Agreements

     Section 6.1 No Solicitation. Pending the consummation of the transactions contemplated by this Agreement and until this Agreement is terminated pursuant to Article VIII, Aurora, Gasparro and Walsh agree, jointly and severally, that neither Gasparro, Walsh, nor Aurora or any of its officers, directors, Affiliates, agents or representatives will, directly or indirectly, (i) solicit, initiate, encourage the submission of, or accept any offer or proposal or submit any offer or proposal to any person or entity, other than Buyer and Buyer's Affiliates, that constitutes, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Aurora, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. Aurora shall notify Buyer no later than 24 hours after receipt by Aurora (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Aurora by any person or entity that informs Aurora that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     Section 6.2 Private Placement. Aurora and its officers, directors and other Affiliates understand and acknowledge that the offering of Buyer Common Stock to Gasparro, Walsh, Harris Corporation and the holders of Aurora Stock Options pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or under any applicable state laws on the ground that the offering and sale of such Buyer Common Stock is exempt from registration pursuant to Section 4(2) of the 1933 Act and Rule 505 of Regulation D thereunder and comparable exemptions from registration or qualification under any applicable state laws. Neither Aurora nor any of Aurora's officers, directors, or other Affiliates will take any action which would adversely affect the availability of the exemptions from registration under the 1933 Act under Section 4(2) and Regulation D or under any applicable state laws.

     Section 6.3 Third Party Consents. Aurora shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Aurora's Material Contracts as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

     Section 6.4 Access to Information.

          (a) Upon reasonable notice, Aurora shall afford to the officers, employees, accountants, counsel and other representatives of Buyer who have a need to know in connection with the transaction contemplated by this Agreement, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Aurora shall furnish promptly to Buyer all other information concerning its business, properties and personnel as Buyer may reasonably request.

          (b) Buyer agrees that all confidential information furnished by Aurora to Buyer, will be held and treated by Buyer and its Affiliates in strict confidence and will be used by Buyer solely for the purposes and in connection with the transactions contemplated by this Agreement. Any confidential information furnished to Buyer in written or other tangible form will be returned to Aurora promptly upon request, including all copies, summaries, analyses and extracts thereof, in the event this Agreement is terminated and the transactions contemplated hereby abandoned prior to Closing. Nothing herein shall be deemed to restrict Buyer's use or disclosure of any information which (i) is or becomes generally available to the public other than as a result of a breach of Buyer's obligations under this Agreement, (ii) is rightfully received by Buyer from a third party without the breach of any confidentiality obligation to Aurora, or (iii) was available to Buyer on a nonconfidential basis prior to its disclosure to Buyer by Aurora.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.5 Aurora Stockholders' Meeting. Aurora shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger (the "Aurora Stockholders' Meeting"). Aurora will, through its Board of Directors (subject to their fiduciary duties under Delaware law), recommend to Aurora's stockholders approval of such matters and will coordinate and cooperate with Buyer with respect to the timing of such meeting and shall use its best efforts to hold the Aurora Stockholders' Meeting as soon as practicable after the date hereof. Aurora shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters. Gasparro and Walsh each agrees to attend the Aurora Stockholders' Meeting and to vote all of the shares of Aurora Common Stock held by either of them in favor of this Agreement and the Merger and Gasparro and Walsh each further appoints the other and any duly elected secretary or assistant secretary of Aurora, or any of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or any of them, to represent and to vote all of the shares of Aurora Common Stock held by him or her in favor of the Merger of this Agreement and the Merger at the Aurora Stockholders' Meeting and at any adjournment thereof.

     Section 6.6 Legal Conditions to Merger. Each of Buyer and Aurora will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Merger. Each of Buyer and Aurora will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by Aurora, Buyer, or Sub in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     Section 6.7 Public Disclosure. Buyer and Aurora shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the National Association of Securities Dealers, Inc.

     Section 6.8 Brokers or Finders. Each of Buyer and Aurora represents, as to itself, its subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and each of Buyer and Aurora agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

     Section 6.9 Agreements Regarding Aurora Employees. Following the Effective Time, the officers and other employees of Aurora will be entitled to receive or participate in Buyer employee benefits and benefit plans, including pension plans, health and welfare plans, vacation and severance arrangements, and stock incentive plans to the same extent as other officers and employees of Buyer and its consolidated subsidiaries. In addition to the foregoing, with respect to any person who is an employee of Aurora on the date of this Agreement, Buyer will honor the terms of Aurora's existing employee sabbatical plan (pursuant to which an Aurora employee may take a six-week paid leave of absence after five years' of employment), provided that an employee shall be permitted to take only one such leave of absence pursuant to the sabbatical plan and provided further that such leave of absence must be taken by the employee within one year from the date on which the benefit accrues.

     Section 6.10 Certain Indebtedness of Aurora. At or promptly following the Effective Time, Buyer will refinance or otherwise satisfy Aurora's obligations with respect to (i) that certain promissory note of Aurora dated September 6, 1995, payable to the Home Loan & Investment Bank in the original principal amount of $125,000, and (ii) those two certain promissory notes of Aurora dated August 7, 1995, and October 17, 1995, respectively, each payable to Poly Ventures II in the original principal amount of $100,000.

     Section 6.11 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Aurora described in Section 6.6, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     Section 6.12 Indemnification By Gasparro and Walsh.

          (a) Gasparro and Walsh will, from and after the Effective Time, jointly indemnify, defend and hold Buyer and the Surviving Corporation harmless from and against all losses, claims, damages, costs, expenses (including reasonable attorneys' and other advisors' fees), liabilities, concessions, or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any breach by Aurora, Gasparro, or Walsh of any representation, warranty, or covenant made in or pursuant to this Agreement.

          (b) Notwithstanding the foregoing, no claim made by Buyer or the Surviving Corporation against Gasparro or Walsh for indemnification pursuant to this Section 6.12 shall result in any liability to Gasparro or Walsh unless the aggregate of all such claims made by Buyer and the Surviving Corporation pursuant to this
Section 6.12 exceeds $100,000, and then only to the extent of such excess; and furthermore, the total liability of Gasparro and Walsh pursuant to this Section 6.12 shall not exceed an amount equal to 50% of the value of the Buyer Common Stock received by Gasparro and Walsh in the Merger (such value to be based upon the last reported sale price of Buyer Common Stock on the Nasdaq National Market on the trading day immediately preceeding the Closing Date).

          (c) The representations and warranties of Aurora contained in this Agreement shall survive the Closing until the first anniversary of the Closing (the "Survival Date") at which time they shall lapse. Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought by Buyer or the Surviving Corporation pursuant to this Section 6.12 shall survive the Survival Date if written notice, given in good faith, of the specific breach thereof is given to Gasparro or Walsh prior to the Survival Date, whether or not liability has actually been sustained.

          (d) Buyer and the Surviving Corporation shall follow the procedures set forth in this Section 6.12(d) in order to be entitled to indemnification with respect to claims resulting from the assertion of liability by persons or entities other than Buyer or the Surviving Corporation, including claims by Governmental Entities for penalties, fines and assessments. In the event that any action, suit or proceeding (hereinafter, a "Legal Action") is brought against Buyer or the Surviving Corporation or any claim or demand is made by any person or entity, including any Governmental Entity (a "Third Party Claim"), in respect of which Buyer or the Surviving Corporation desires to make a claim against Gasparro or Walsh pursuant to this Section 6.12, Buyer or the Surviving Corporation, as the case may be, shall give prompt written notice to Gasparro and Walsh of the institution of such Legal Action or the making of such Third Party Claim, such notice to identify the amount, nature of, and other circumstances surrounding such claim. Upon the written agreement of Gasparro and Walsh that they are obligated to indemnify hereunder, Gasparro and Walsh may (and if so requested by Buyer or the Surviving Corporation shall) participate in such Legal Action or Third Party Claim or assume the defense thereof, with counsel satisfactory to Buyer and the Surviving Corporation; provided, however, that Buyer and the Surviving Corporation shall in any event have the right to participate at its own expense in the defense of any such Legal Action or Third Party Claim and provided further that in no event may Gasparro or Walsh settle or compromise a Legal Action or Third Party Claim without the prior written consent of Buyer or the Surviving Corporation, as the case may be, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement or compromise involving injunction or other equitable relief against Buyer or the Surviving Corporation or any of its assets, employees or business.


                           Article VII
                       Conditions to Merger

     Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Aurora Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Aurora
Common Stock.

          (b) Approvals.  Other than the filing provided for by
Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on Buyer or Aurora shall have been filed, occurred or been obtained.

          (c) Consents. All consents required to be obtained from third parties (which consents are set forth in this Agreement or in the Aurora Disclosure Schedule or the Buyer Disclosure Schedule) the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on Buyer or Aurora shall have been obtained.

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Buyer's conduct or operation of the business of Buyer after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     Section 7.2 Additional Conditions to Obligations of Buyer and Sub. The obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer and Sub:

          (a) Representations and Warranties. The representations and warranties of Aurora set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Aurora or a material adverse effect upon the consummation of the transactions contemplated hereby; and Buyer shall have received a certificate signed on behalf of Aurora by the chief executive officer and the chief financial officer of Aurora to such effect.

          (b) Performance of Obligations of Aurora. Aurora shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of Aurora by the chief executive officer and the chief financial officer of Aurora to such effect.

          (c) Opinion of Aurora's Counsel. Buyer shall have received a written opinion from Palmer & Dodge, counsel to Aurora, dated as of the Effective Time, substantially in the form attached hereto as Exhibit B.

          (d) Completion of Due Diligence. Buyer shall have completed and shall have been satisfied in its sole discretion with the results of its examination and review of the properties, books, contracts, commitments and records of Aurora, including the Material Contracts.

          (e) Board Approval. The Board of Directors of Buyer shall have approved this Agreement and the transactions contemplated hereby and shall have authorized the officers of Buyer to consummate the Merger in accordance with the terms hereof.

          (f) Employment of Key Personnel. Gasparro shall have executed and delivered to Buyer an employment agreement substantially in the form attached hereto as Exhibit C and Walsh shall have executed and delivered to Buyer an employment agreement substantially in the form attached hereto as Exhibit D.

          (g) No Dissenters. None of the holders of any of the capital stock of Aurora shall have elected to become a dissenting stockholder pursuant to the provisions of Section 262 of the DGCL.

     Section 7.3 Additional Conditions to Obligations of Aurora.
The obligation of Aurora to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Aurora:

          (a) Representations and Warranties. The representations and warranties of Buyer and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Buyer or a material adverse effect upon the consummation of the transactions contemplated hereby; and Aurora shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

          (b) Performance of Obligations of Buyer and Sub. Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Aurora shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.


                           Article VIII
                    Termination and Amendment

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Aurora:

          (a) by mutual written consent of Buyer and Aurora; or

          (b) by either Aurora or Buyer if the Merger shall not have been consummated by June 30, 1996 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party if its failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by Buyer if the average of the closing price of Buyer Common Stock as reported by the Nasdaq National Market for each day on which it trades during the period of five (5) trading days preceding the Closing Date (the "Pre-Closing Period Market Price") is greater than $12.00; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Aurora agrees to decrease the number of shares of Buyer Common Stock issuable in the Merger by an amount such that the aggregate number of shares of Buyer Common Stock issuable in the Merger, multiplied by the Pre-Closing Period Market Price, is not greater than $1,773,492.00; or

          (d) by Aurora if the Pre-Closing Period Market Price is less than $7.00; provided, however, that Aurora shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if Buyer agrees to increase the number of shares of Buyer Common Stock issuable in the Merger by an amount such that the aggregate number of shares of Buyer Common Stock issuable in the Merger, multiplied by the Pre-Closing Period Market Price, is not less than $1,034,537.00; or

          (e) by either Buyer or Aurora if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.6 of this Agreement; or

          (f) by Buyer, if, at the Aurora Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Aurora in favor of this Agreement and the Merger shall not have been obtained or any of the stockholders of Aurora shall have elected to become a dissenting stockholder pursuant to Section 262 of the DGCL; or

          (g) by Buyer or Aurora, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach
(A) causes the conditions set forth in Section 7.2(a) or (b) (in the case of termination by Buyer) or 7.3(a) or (b) (in the case of termination by Aurora) not to be satisfied, and (B) shall not have been cured within 10 business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Buyer, Aurora, Sub or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a party of any of its representations, warranties,covenants or agreements set forth in this Agreement; provided that, the provisions of Sections 6.4(b) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the fees and expenses, if any, incurred by Gasparro and Walsh in connection with the Merger shall be paid by Aurora.

     Section 8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Aurora, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                            Article IX
                          Miscellaneous

     Section 9.1 Survival of Representations, Warranties and
Agreements. Except as otherwise provided in Section 6.12, the representations, warranties and agreements in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Buyer or Sub, to

               Comdial Corporation
               1180 Seminole Trail
               Charlottesville, VA 22901
               Attn: Wayne R. Wilver, Senior Vice President
     `         Fax: (804) 978-2512

                with a copy to:

               McGuire, Woods, Battle & Boothe, LLP
               P. O. Box 1288
               418 East Jefferson Street
               Charlottesville, VA 22902
               Attn: Robert E. Stroud
               Fax: (804) 980-2222

          (b) if to Aurora, to:

               Aurora Systems, Inc.
               33 Nagog Park
               Acton, MA 01720
               Attn: Paul M. Gasparro
               Fax: (508) 635-9756

                  with a copy to:

               Palmer & Dodge
               One Beacon Street
               Boston, MA 02108
               Attn: Peter Wirth
               Fax: (617) 227-4420

     Section 9.3 Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 14, 1996.

     Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     In Witness Whereof, Buyer, Sub, and Aurora have caused this
Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                         Aurora Systems, Inc.


                         By:_____________________________________
                              Paul M. Gasparro
                              Chief Executive Officer


                         Comdial Corporation


                         By:___________________________________
                              Wayne R. Wilver
                              Senior Vice President


                         Aurora Acquisition Corporation


                         By:___________________________________
                              Wayne R. Wilver
                              Senior Vice President



                         _______________________________________
                         Paul M. Gasparro




                         ______________________________________
                         Maryann P. Walsh

 Exhibit A
 Restated Certificate of Incorporation
--------------------------------------





              Restated Certificate of Incorporation
                                of
                       Aurora Systems, Inc.


     The Certificate of Incorporation of Aurora Systems, Inc. as heretofore amended or supplemented, shall at the Effective Time be restated and further amended to read in its entirety as follows:

     1.  The name of the corporation is Aurora Systems, Inc. (the
"Corporation").

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, DE 19801. The name of its registered agent at such address is the Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one hundred (100) shares of Common Stock with a par value of $0.01 per share.

     5.  The Corporation is to have perpetual existence.

     6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

     7. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     8. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



     9. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
Exhibit B
Opinion of Aurora's Legal Counsel
---------------------------------


                 [ LETTERHEAD OF PALMER & DODGE ]



                         < closing date >




Comdial Corporation
1180 Seminole Trail
Charlottesville, Virginia 22901
Attn: William G. Mustain

       Agreement and Plan of Merger Dated February _, 1996,
    Among Comdial Corporation, Aurora Acquisition Corporation,
Aurora Systems, Inc., Paul M. Gasparro and
                         Maryann P. Walsh

Ladies and Gentlemen:

     We have acted as counsel for Aurora Systems, Inc., a Delaware corporation ("Aurora") and Paul M. Gasparro and Maryann P. Walsh (the "Founders") in connection with the transactions contemplated by an Agreement and Plan of Merger dated ___________, 1996 (the "Agreement"), among Comdial Corporation, a Delaware corporation ("Buyer"), Aurora Acquisition Corporation, a Delaware corporation ("Sub"), Aurora, and the Founders, pursuant to which, among other things, Sub has agreed to merge with and into Aurora. This opinion is rendered pursuant to the provisions of Section 7.2(c) of the Agreement. All terms used herein, and not otherwise defined herein, shall have the meanings they have in the Agreement unless the context requires otherwise.

          In so acting, we have examined such certificates of public officials, certificates of officers of Aurora, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of Aurora, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon certificates of officers of Aurora with respect to the accuracy of certain factual matters relevant to the opinions contained herein.

          Based upon the foregoing, it is our opinion that:

          1. Aurora is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Aurora is duly qualified to transact business and is in good standing as a foreign corporation in the State of Massachusetts; the chief executive officer of Aurora has submitted to us a certificate, a copy of which is attached hereto as Appendix 1, stating that, in his opinion, the State of Massachusetts is the only jurisdiction in which the real or personal property or assets owned, leased, licensed, or used or business conducted by Aurora is material to the operations of Aurora. To the best of our knowledge, Aurora has no subsidiaries.

          2. Aurora has all corporate power and authority to own all of its properties and assets and to carry on its business as now being conducted.

          3. Aurora has the corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The execution and delivery by Aurora of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors and the stockholders of Aurora and no other corporate proceedings on the part of Aurora or its stockholders are necessary with respect thereto. The Agreement has been duly executed and delivered by Aurora and the Founders and constitutes the valid and binding obligation of Aurora and the Founders, enforceable against each of them in accordance with its terms. Our opinion is subject to the qualifications that the enforceability of the Agreement against Aurora or the Founders may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) the requirement that the parties act with reasonableness and in good faith to the extent required by applicable law.

          4. Except for the filing of a Certificate of Merger with the Delaware Secretary of State, Aurora has made all filings with, and obtained all permits, authorizations, consents or approvals of public bodies required of it as a condition to the lawful consummation of the transactions contemplated by the Agreement, including the Merger.

          5. (a) Immediately prior to the Effective Time, the authorized capital stock of Aurora consists of 2,000,000 shares of Aurora Common Stock and 212,176 shares of Aurora Preferred Stock, of which (i) 955,914 shares of Aurora Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and owned of record and beneficially as set forth in Item 3.2(a) of the Aurora Disclosure Schedule, (ii) no shares of Aurora Common Stock are held in the treasury of Aurora, (iii) 80,000 shares of Aurora Common Stock are reserved for future issuance upon the exercise of Aurora Stock Options, as to which Aurora Stock Options have been granted with respect to 54,750 shares, (iv) 125,000 shares of Aurora Common Stock are reserved for future issuance upon the exercise of the Poly Ventures Warrant, and (v) 212,176 shares of Aurora Common Stock are reserved for future issuance upon the conversion of the Aurora Preferred Stock, and (v) 212,176 shares of Aurora Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and owned of record and beneficially as set forth in Item 3.2(a) of the Aurora Disclosure Schedule. All shares of Aurora Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. To the best of our knowledge, there are no obligations, contingent or otherwise, of Aurora to repurchase, redeem or otherwise acquire any shares of Aurora Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture or other organization.

          (b) To the best of our knowledge, except as set forth in Paragraph 5(a), (i) there are no equity securities of any class of Aurora, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Aurora is a party or by which it is bound obligating Aurora to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Aurora or obligating Aurora to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best our knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Aurora, except for that certain stockholder agreement among Aurora, Poly Ventures II, Harris Corporation, Gasparro and Walsh dated January 13, 1995.

          6. The execution and delivery by Aurora and the Founders of the Agreement and the consummation of the transactions contemplated thereby, including the Merger, and the consummation of the transactions contemplated thereby, does not and will not violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Aurora or, to the best of our knowledge, (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation known to us to which Aurora or either of the Founders is a party or by which Aurora or either of the Founders or the business conducted by it or either of them may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Aurora or either of the Founders or to the business conducted by it or either of them.

          7. In the course of our engagement to represent or advise Aurora professionally, we have not become aware of any pending legal proceeding before, or investigation by, any court or administrative agency or authority or any arbitration tribunal nor have we devoted substantive attention in the form of legal representation or consultation to any overtly threatened litigation against Aurora, either of the Founders, orr any of their respective properties or assets, or with respect to the transactions contemplated by the Agreement. In expressing the foregoing opinion, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed legal services for Aurora or the Founders whether such services involved substantive attention in the form of legal consultation concerning pending or overtly threatened litigation. Beyond that (and except for due inquiry of the chief executive and financial officers of Aurora), we have not made any review of Aurora's transactions or other matters as a basis for the opinion expressed herein. The opinions expressed herein are limited to matters governed by the laws of the States of Massachusetts and Delaware.
This letter is furnished to Buyer and is solely for Buyer's benefit and for the benefit of any financial institution lending funds to Buyer for the purpose of consummating the transactions contemplated by the Agreement, including the Merger. No other persons are entitled to rely on this letter without our prior written consent.

                         Very truly yours,

                         PALMER & DODGE

Exhibit C
Gasparro Employment Agreement
-----------------------------


                       Employment Agreement


     This Employment Agreement is made and entered into as of _____________, 1996, by and between Comdial Corporation, a Delaware corporation ("Comdial") and Paul M. Gasparro, an individual residing at 40 Harvard Drive, Sudbury, Massachusetts 01776 ("Executive").

                             Recitals

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February __, 1996, by and among Comdial, Aurora Acquisition Corporation, a Delaware corporation ("Sub"), and Aurora Systems, Inc., a Delaware corporation ("Aurora"), Sub has agreed to merge with and into Aurora (the "Merger"). It is a condition of the Merger Agreement that the Executive enter into this Agreement providing for the employment of the Executive by Comdial and after the Effective Time (as such term is defined in the Merger Agreement), and providing for non-competition and other arrangements set forth herein.

     Now, Therefore, In consideration of the premises and the mutual covenants herein contained, the continued employment of the Executive, and other good and valuable consideration, Comdial and Executive agree as follows:

     1. Employment; Term. On the terms and conditions hereinafter set forth, Comdial hereby employs Executive, and Executive hereby accepts exclusive full-time employment with Comdial. Such employment shall commence at the Effective Time and shall continue until terminated in accordance with the provisions of Section 10 of this Agreement. The period during which Executive is employed hereunder shall be referred to as the "Employment Term".

     2. Duties. During the Term of Employment, Executive shall serve as Chief Executive Officer of Aurora and shall have such powers, duties and responsibilities as are consistent with such offices and prescribed from time to time by Aurora's bylaws or the Board of Directors of Aurora (the "Board"). From time to time, Comdial may assign Executive additional duties and responsibilities of an executive nature for the benefit of Comdial or its other subsidiaries. Executive agrees faithfully to discharge such duties and responsibilities and, generally, to perform such other functions consistent with such offices for Comdial and its subsidiaries. The compensation herein provided to be paid to Executive shall cover and include all services and functions performed by Executive for Comdial, Aurora, and Comdial's other subsidiaries. Executive's employment shall be in accordance with the policies established by Comdial as to working facilities, vacation, sick leave and all other benefits for, and restrictions upon, its senior executives and Executive shall comply at all times with the procedures established by the Board or by Comdial relating to the conduct of the senior executives of Comdial and its subsidiaries, as in effect from time to time during the Employment Term.

     3. Extent of Services; Place of Employment. Executive agrees that, during the Employment Term, he will devote substantially all of his working time (except for vacations and periods of illness), attention and best efforts to the business and interests of Aurora, that he will perform all duties and responsibilities assigned to him and that he will do his utmost to enhance and develop the business, interests and welfare of Aurora and Comdial generally and shall not, without the prior written consent of the Board, work for any other employer or take any other position or undertake any activity (whether or not compensated) not related to his employment that would in the aggregate require any substantial portion of his working time or otherwise adversely affect his
ability to perform hereunder.   Executive shall perform his duties at the
principal office of Aurora in Acton, Massachusetts, except to the extent that Executive may be required to travel and render services in different locations from time to time incident to the performance of such duties. Notwithstanding the foregoing, Executive may (i) continue to serve on the board of directors of the Multi Media Telecommunications Association ("MMTA") trade association, and
(ii) serve as a consultant to other business organizations provided the Board shall have given its prior written consent to each such consulting engagement, which consent shall not be unreasonably withheld.

     4. Salary; Benefits. Executive's compensation, including base salary, bonus, and other fringe benefits, is set forth on Schedule 1 attached hereto and made a part hereof. In addition, Executive shall be eligible to participate in all benefit plans, programs and arrangements available to senior executives in accordance with the terms thereof and as the same may from time to time be amended from time to time during the Employment Term. Notwithstanding the foregoing, the Board may increase Executive's compensation at any time during the Employment Term.

     5.  Termination.

          (a) Four-Year Term. Subject to the provisions of Sections 5(b), 5(c) and 5(d), the term of this Agreement shall extend from the Effective Time until the fourth anniversary of the Effective Time.

          (b) Death or Disability. This Agreement shall be terminated automatically upon Executive's death and may be terminated at the discretion of the Board or if Executive shall be rendered substantially unable to perform his services hereunder for three consecutive months because of a medically determined physical or mental disability. A condition of disability under this Agreement shall be determined by the Board on the basis of competent medical advice. A written opinion of a licensed physician certified in his field of specialization and acceptable to the Board, or Executive's receipt of or entitlement to disability benefits under any insurance policy, benefit plan, or under federal social security laws shall be conclusive evidence of disability.

          (c) Termination for Cause. The Board may, at any time, upon written notice to Executive, terminate Executive's employment for Cause. For purposes of this Section 5(c), the term "Cause" shall mean (i) Executive's willful and continued failure substantially to perform the duties set forth in Section 2 of this Agreement (other than as a result of total or partial incapacity due to physical or mental disability) for a period of at least thirty (30) days after written demand by Aurora or Comdial for performance is delivered to the Executive which specifies the alleged failures; (ii) Executive's engaging in
(A) a misappropriation of funds, properties or assets of Comdial or any of its subsidiaries, unless unintentional and de minimis in amount, (B) any malicious damage or destruction of any property or assets of Comdial or any of its subsidiaries, whether resulting from Executive's willful actions or omissions or Executive's gross negligence, or (C) any falsification of any books, records, documents or systems of Comdial or any of its subsidiaries; (iii) an act or acts on the part of the Executive involving moral turpitude or constituting a felony under the laws of the United States, any state or any political subdivision thereof; or (iv) Executive's material breach of the obligations of the Executive under Sections 7 and 8 of this Agreement, which breach continues for at least thirty (30) days after notice from Aurora or Comdial specifying such breach.

          (d)  Voluntary Resignation.  Executive may, at any time, upon thirty
(30) days' written notice to Comdial, terminate the Employment Term for any reason, with or without cause.

          (e) Termination by Executive. Executive may terminate employment under this Agreement if the Board (i) assigns to Executive any duties significantly inconsistent with Executive's position, duties, responsibilities or status at the general management level within the Company, or (ii) materially reduces the Executive's compensation or benefits below the compensation and benefits provided for in this Agreement, or (iii) otherwise fails to honor its obligations to Executive under this Agreement, and such actions continue for a period of at least thirty (30) days after written notice from the Executive to the Board specifying the alleged failure. If the Executive so terminates employment under this Agreement, Comdial shall continue to pay to Executive the compensation set forth in this Agreement from the date of such termination of employment until the earlier of (A) the fourth (4th) anniversary of the date of this Agreement, or (B) Executive's death.

     6. Effect of Termination. Except as otherwise provided in Section 5(e) of this Agreement, upon the termination of the Employment Term, Comdial's obligations under Sections 1 and 4 of this Agreement shall immediately expire, but all other rights and obligations of the parties hereto, including, without limitation, the obligation of Comdial to pay compensation accrued pursuant to
Section 4 through such termination date and the obligations of Executive under Sections 7, 8, 9, 10 and 16 of this Agreement shall continue in full force and effect.

     7.  Noncompetition.

          (a) Executive acknowledges that his relationship with Comdial and its affiliates will give him access to valuable confidential and proprietary information and expertise not generally known in the industry in which Comdial and its affiliates are engaged (including information conceived, originated, discovered or developed by Executive) relating to the telecommunications, telephone systems and computer telephony products and business of Comdial (the "Business"), including, without limitation, the following: technical know-how; lists of previous, present and prospective venture partners, investors, and lenders; credit information; sources of supply; business plans, proposals and summaries; private processes, techniques and formulae; research and development activities and data; inventions; and other aspects of the affairs and business operations of Comdial and its affiliates as they exist on the date hereof (or
as they may from time to time exist during the term of this Agreement).   If
used to the benefit of a company engaging in a business similar to the Business, such information would prejudice the interests of Comdial.

          (b) In view of the foregoing, as a material inducement to Comdial to enter into this Agreement, Executive hereby agrees that neither Executive nor any entity controlled by or otherwise affiliated with Executive shall, during the Employment Term and thereafter during thePost Employment Period (defined in Section 7(c) of this Agreement), except for duties to be performed by Executive as an employee of Comdial, in any manner, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in or be connected in any manner with the ownership, management, operation or control of any sole proprietorship, partnership, corporation or other entity (A) which competes with Comdial or its affiliates in the development, manufacture or sale of (1) any product sold or service rendered by Comdial or any of its affiliates as of the date the Employment Term is terminated, or (2) any product in active development by Comdial prior to the date on which the Employment Term is terminated (the active development of any product to be established by verifiable dollars being spent in such product's development) in any country where Comdial then conducts business, or (B) which calls upon, solicits, diverts or takes away any of the then existing customers or patrons of Comdial for the purpose of causing or attempting to cause any such person to purchase products sold or services rendered by Comdial or any of its affiliates from any person other than Comdial or its affiliates or otherwise diverts business from Comdial. Nothing contained in the foregoing sentence shall be construed as preventing Executive (i) from owning, solely for passive investment, less than five percent (5%) of the stock of any entity registered on a recognized stock exchange, or (ii) from engaging in any business activity if Executive's employment is terminated by Comdial prior to the expiration of the Employment Term without Cause. Executive agrees that the specified duration of the covenants set forth in this Section 7 shall be extended by and for the term of any period during which Executive is in violation of any such covenant.

          (c) For purposes of this Section 7, the term "Post Employment Period" shall mean a period of time extending from the end of the Employment Term for the number of years set forth below, depending on the length of the Employment
Term:

                     Length of Employment              Post Employment
                            Term                            Period
                     --------------------              ---------------

                     Less than 1 year                       3 years

                     1 year but less than 4 years           2 years

                     4 years and longer                     1 year


     8. Confidentiality Agreement; Assignment of Inventions. Executive agrees to execute and deliver to Comdial, at the Effective Time, Comdial's standard Employee Confidentiality Agreement and Assignment, a copy of which is attached to this Agreement as Schedule 2. The Executive shall be bound by the provisions of the Employee Confidentiality Agreement and Assignment throughout the Employment Term. In the event the Executive's employment is terminated for any reason, Executive shall continue to be bound the provisions of the Employee Confidentiality Agreement and Assignment, in accordance with its terms.

     9. Copyrights. Executive specifically agrees that all copyrightable materials generated or developed by Executive which relate to the business of Comdial or any of its affiliates, including, but not limited to, computer programs and documentation, shall be considered works made for hire under the copyright laws of the United States and shall, upon creation, be owned exclusively by Comdial. To the extent that any such materials, under applicable law, may not be considered works made for hire, Executive hereby assigns to Comdial the ownership of all copyrights to such materials, without the necessity of any further consideration, and Comdial shall be entitled to register and hold in its own name all copyrights in respect of such materials.

     10.   Piggyback Registration Rights.

          (a) If Comdial at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the public offering of such securities, solely for cash, whether or not for sale for its own account, on a form which would permit registration of the shares (the "Shares") of common stock of Comdial held by the Executive and acquired in connection with the Merger for sale to the public under the 1933 Act, Comdial will each such time give written notice to Executive of its intention to do so, describing such securities and specifying the form and manner of the intended distribution thereof and the other relevant facts involved in such proposed registration, and upon the written request of Executive delivered to Comdial within seven (7) days after the giving of any such notice (which request shall specify the number of Restricted Shares intended to be disposed of by Executive and the intended method of disposition thereof), Comdial will use reasonable efforts as a part of its filing to effect the registration under the 1933 Act of all Shares which Comdial has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as specified) of such shares so to be registered.

          (b) Notwithstanding the foregoing, if (i) the registration so proposed by Comdial involves an underwritten offering of the securities so being registered, and (ii) the managing underwriter of such underwritten offering shall advise Comdial in writing that, in its opinion, the distribution of all or a specified portion of such Shares concurrently with the securities being distributed by such underwriters would be reasonably likely to materially and adversely affect the distribution of such securities by such underwriters, then Comdial will promptly furnish Executive with a copy of such opinion and may require, by written notice to Executive accompanying such opinion, that the distribution of all or a specified portion of such Shares as indicated in such opinion be deferred until the completion of the distribution of such securities by such underwriters, but in no event for a period of more than one hundred eighty (180) days after the effective date of such registration.

          (c) Comdial shall not be obligated to effect any registration of Shares pursuant to Section 12(a) (i) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans,
(ii) incidental to the registration of any debt securities or other securities not constituting capital stock, or (iii) as to which Executive would be free immediately to sell under Rule 144 or other similar rule exempting such Shares from registration.

          (d) Executive shall pay all expenses directly related to the registration and the offer and sale of the Shares by him, including, without limitation, the expenses of his counsel, and underwriting discounts and sales commissions.

     11. Application of Agreement. In the event that any court shall finally hold that any provision stated in this Agreement constitutes an unreasonable restriction upon Executive, the parties hereby expressly agree that the provisions of this Agreement shall not be rendered void but shall apply as to time and territory or to such other extent as such court may judiciously determine or indicate constitutes a reasonable restriction under the circumstances involved.

     12. Injunctive Relief. It is understood and agreed that it may be impossible to measure in money the damages that will accrue to Comdial in the event that Executive breaches the provisions of Sections 7, 8 or 9 above, and that Comdial's remedy at law in the event of such a breach would not be adequate. Therefore, it is agreed that Comdial shall be entitled, in the event of such a breach, to an injunction and other equitable remedies as a matter of right. However, recourse to any remedy hereunder shall not constitute an election by Comdial, but Comdial may resort to other remedies or a combination of remedies as it may choose.

     13. Executive's Representation. Executive represents and warrants to Comdial that he has the full power and right to enter into and perform this Agreement without the consent or approval of any other person, including any present or previous employer; and that his execution, delivery and performance of this Agreement will not violate or cause a breach of any existing employment or other agreement or any other duty by which he is bound, or any outstanding covenant or promise, including covenants not to compete, given by him to any other person. Executive agrees to indemnify Comdial against any damages, expenses or claims, including attorney's fees, by reason of any breach of these representations or any other part of this Agreement.

     14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telecopy or telegram or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):
     If to Comdial:

          Aurora Systems, Inc.
          c/o Comdial Corporation
          1180 Seminole Trail
          Charlottesville, VA 22901
          Attn: William G. Mustain
          Fax: (804) 978-2512

     with a copy to:

          McGuire, Woods, Battle & Boothe, LLP
          P. O. Box 1288
          418 East Jefferson Street
          Charlottesville, VA 22902
          Attn: Robert E. Stroud
          Fax: (804) 980-2222

     If to Executive:

          Paul M. Gasparro
          c/o Aurora Systems, Inc.
          33 Nagog Park
          Acton, MA 01720
          Attn: Paul M. Gasparro
          Fax: (508) 635-9756

             with a copy to:

          Palmer & Dodge
          One Beacon Street
          Boston, MA 02108
          Attn: Peter Wirth
          Fax: (617) 227-4420

     15. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     16. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     17. Employee Policies. The Executive shall be subject to Comdial's standard employee policies applicable generally to employees holding similar positions and having similar responsibilities. The Executive agrees to execute, at the Effective Time, such standard forms and documents as any employee of similar rank would sign and execute, acknowledging receipt of copies of Comdial's standard employee policies.

     18. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law.

     20. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. This Agreement is personal with Executive and may not be assigned by him. Comdial shall have the right to assign this Agreement to any affiliate of Comdial or to a successor to all or substantially all of the business or assets of Comdial or any division or part of Comdial with which Executive shall be employed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COMDIAL CORPORATION


                              By: ____________________________________
                                   Wayne R. Wilver
                                   Senior Vice President



                                ______________________________________
                                Paul M. Gasparro
                                                       Schedule 1

                                           Compensation And Bonus



Base Salary:        $140,000.00 per annum

Incentive Bonus:    Executive shall be entitled to receive a cash bonus
                    paid on or before March 31 of each year in an amount equal to the Bonus Plan Amount, as defined below. The term "Bonus Plan Amount" means, with respect to the last completed fiscal year, an amount equal to 11.5% of the first $1,000,000.00 of Aurora's earnings before interest and taxes ("EBIT") and 5.7% of Aurora's EBIT in excess of $1,000,000.00. For each fiscal year, EBIT shall be determined by Comdial using generally accepted accounting principles, consistently applied, and (i) shall be based upon actual results achieved from following Aurora's business plan for such year as approved or modified by the Board, (ii) shall be determined without reference to allocation of corporate overhead or other costs from Comdial, (iii) shall allocate Comdial requested research and development efforts at two (2) times cost plus reasonable royalty sharing, (iv) shall be adjusted if Executive is assigned duties by Comdial which cause the Executive to devote substantial amounts of time away from Aurora, and (v) shall include transfer pricing to Comdial on the basis of the best price available. For the fiscal year ending December 31, 1996, the Bonus Plan Amount payable to Executive shall be at least $50,000.


Schedule 2 to Employment Agreement
Employee Confidentiality Agreement and Assignment
-------------------------------------------------


Name:_______________________________________ Employee No.________________

Department:_________________ Place:________________ Date_________________


COMDIAL CORPORATION and its subsidiary corporations (hereinafter collectively called "Company") are engaged or may be engaged in certain fields of business, including but not limited to the fields of telephony, data processing, communications and electronics. The Company pursues research and development work, engages in design, manufacture and production of products, and further maintains accounting, cost, product, sales and other records, as well as lists of customers, and other proprietary information.

In consideration of my employment and the remuneration paid me by the Company and as a condition of my employment or of my continued employment, I hereby acknowledge and agree to the following matters.

1. I will devote all my time and best efforts in the fields of business, work or investigation of the Company and for its sole benefit.

2. I agree to maintain in confidence, both during my employment and thereafter, all proprietary information developed by me or learned by virtue of my employment by the Company ("Proprietary Information"), whether developed or learned before or after signing this agreement. For this purpose, Proprietary Information includes, but is not limited to, any secret process, method of operation, trade secret, engineering and technical data, business plan, customer list, price list, or other information not generally known by the public. I will not disclose any Proprietary Information to others or use it to my own advantage or that of any third person.

3. I will fully, completely and promptly disclose in writing to the Company any inventions, ideas, concepts, discoveries, improvements or other creations, whether patentable or not, conceived by me during and within the scope of my employment and relating to the fields of business, work or investigation of the Company.

4. Subject to the exclusions set forth in the next sentence, I agree to assign and transfer to the Company (and I do hereby assign and transfer to the Company by means of this agreement) all right, title and interest to all inventions, discoveries or improvements, patentable or unpatentable, conceived or made by me, either alone or with others, during the period of my employment and for one year thereafter. This assignment and agreement applies to all such items except for (i) any item as to which the Company agrees in writing that such item was not suggested by and did not result from any work performed on behalf of, or at the request of, the Company, and (ii) any item which does not fall within or arise out of the fields of business, work or investigation of the Company. I further agree to make and maintain such written records of the foregoing (if any) as the Company may require, which shall be and remain the property of and available to the Company at all times.

5. I agree to execute any and all instruments and do all things which the Company deems necessary to vest and maintain and protect and enforce in the Company (and the Company's nominees) the entire right, title and interest to all such inventions, discoveries and improvements in any and all countries, at the request and expense of the Company, but without additional remuneration to me.

6. Except as my duties for the Company may require, I will not remove from the property of the Company any documents, files, notebooks, records, correspondence, or models relating to the fields of business, work or investigation of the Company, or make copies thereof, all such items or copies whether made by me or by others being recognized by me to be the property of the Company and not to be used for my own or another's benefit, or delivered or communicated to another, at any time, without the written consent of the Company.

7. The Company shall be entitled to an injunction in any court having jurisdiction in the event of any threatened or actual violation of any of the provisions of this agreement.

8. Whenever the phrase "fields of business, work or investigation of the Company" is used herein it shall be deemed to include, without limitation, any present or future fields of business, work or investigation of the Company or any present or future subsidiary of the Company, and any field in which the Company (or any such subsidiary) has granted patent licenses or other rights to others.

9. This agreement is for the benefit of successors and assigns of the Company (as well as for the benefit of the Company), and is binding upon my heirs, assigns, administrators and representatives.

10. The enforcement of any of my obligations under this agreement shall not depend upon the enforcement of any other obligation hereunder. The expiration or termination of my employment shall not relieve me of any of my obligations as set forth in paragraphs 1 through 9 of this agreement. The Company may enforce any and all of its rights under this agreement for a period of three years after the expiration or termination of my employment.

11. This agreement as of the date hereof replaces all prior similar agreements and may be altered only in a writing signed by the Company.

12. I further represent that except as listed below, I have no agreements with or obligations to others relating to the fields of business, work or investigation of the Company which are in conflict with this agreement:

             Obligations Excluded From This Agreement:



13. I further represent that the list below contains a complete list of all inventions and patents which I have made heretofore in the fields of business, work or investigation of the Company, and which I desire to be excluded from this agreement.

       Name of Excluded Invention    Description of Excluded Invention
       --------------------------    ---------------------------------





WITNESS the following signatures as of the date first written above.

       WITNESS:                          ACCEPTED AND AGREED:


       ________________________________  __________________________________
       Signature of Witness              Signature (Sign name in full)



Exhibit D
Walsh Employment Agreement
--------------------------

                           Employment Agreement


      This Employment Agreement is made and entered into as of _____________, 1996, by and between Comdial Corporation, a Delaware corporation ("Comdial") and Maryann P. Walsh, an individual residing at 16 Harcourt Street, No. 6D, Boston, Massachusetts 02116 ("Executive").

                                 Recitals

      Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February __, 1996, by and among Comdial, Aurora Acquisition Corporation, a Delaware corporation ("Sub"), and Aurora Systems, Inc., a Delaware corporation ("Aurora"), Sub has agreed to merge with and into Aurora (the "Merger"). It is a condition of the Merger Agreement that the Executive enter into this Agreement providing for the employment of the Executive by Comdial and after the Effective Time (as such term is defined in the Merger Agreement), and providing for non-competition and other arrangements set forth herein.

      Now, Therefore, In consideration of the premises and the mutual covenants herein contained, the continued employment of the Executive, and other good and valuable consideration, Comdial and Executive agree as follows:

      1. Employment; Term. On the terms and conditions hereinafter set forth, Comdial hereby employs Executive, and Executive hereby accepts exclusive full-time employment with Comdial. Such employment shall commence at the Effective Time and shall continue until - terminated in accordance with the provisions of Section 10 of this Agreement. The period during which Executive is employed hereunder shall be referred to as the "Employment Term".

      2. Duties. During the Term of Employment, Executive shall serve as President of Aurora and shall have such powers, duties and responsibilities as are consistent with such offices and prescribed from time to time by Aurora"s bylaws or the Board of Directors of Aurora (the "Board"). From time to time, Comdial may assign Executive additional duties and responsibilities of an executive nature for the benefit of Comdial or its other subsidiaries. Executive agrees faithfully to discharge such duties and responsibilities and, generally, to perform such other functions consistent with such offices for Comdial and its subsidiaries. The compensation herein provided to be paid to Executive shall cover and include all services and functions performed by Executive for Comdial, Aurora, and Comdial"s other subsidiaries. Executive"s employment shall be in accordance with the policies established by Comdial as to working facilities, vacation, sick leave and all other benefits for, and restrictions upon, its senior executives and Executive shall comply at all times with the procedures established by the Board or by Comdial relating to the conduct of the senior executives of Comdial and its subsidiaries, as in effect from time to time during the Employment Term.

      3. Extent of Services; Place of Employment. Executive agrees that, during the Employment Term, she will devote substantially all of her working time (except for vacations and periods of illness), attention and best efforts to the business and interests of Aurora, that she will perform all duties and responsibilities assigned to her and that she will do her utmost to enhance and develop the business, interests and welfare of Aurora and Comdial generally and shall not, without the prior written consent of the Board, work for any other employer or take any other position or undertake any activity (whether or not compensated) not related to her employment that would in the aggregate require any substantial portion of her working time or otherwise adversely affect her ability to perform
hereunder.   Executive shall perform her duties at the principal office of
Aurora in Acton, Massachusetts, except to the extent that Executive may be required to travel and render services in different locations from time to time incident to the performance of such duties. Notwithstanding the foregoing, Executive may serve as a consultant to other business organizations provided the Board shall have given its prior written consent to each such consulting engagement, which consent shall not be unreasonably withheld.

      4. Salary; Benefits. Executive"s compensation, including base salary, bonus, and other fringe benefits, is set forth on Schedule 1 attached hereto and made a part hereof. In addition, Executive shall be eligible to participate in all benefit plans, programs and arrangements available to senior executives in accordance with the terms thereof and as the same may from time to time be amended from time to time during the Employment Term. Notwithstanding the foregoing, the Board may increase Executive"s compensation at any time during the Employment Term.

      5.  Termination.

           (a) Four-Year Term. Subject to the provisions of Sections 5(b), 5(c) and 5(d), the term of this Agreement shall extend from the Effective Time until the fourth anniversary of the Effective Time.

           (b) Death or Disability. This Agreement shall be terminated automatically upon Executive's death and may be terminated at the discretion of the Board or if Executive shall be rendered substantially unable to perform her services hereunder for three consecutive months because of a medically determined physical or mental disability. A condition of disability under this Agreement shall be determined by the Board on the basis of competent medical advice. A written opinion of a licensed physician certified in her field of specialization and acceptable to the Board, or Executive"s receipt of or entitlement to disability benefits under any insurance policy, benefit plan, or under federal social security laws shall be conclusive evidence of disability.

           (c) Termination for Cause. The Board may, at any time, upon written notice to Executive, terminate Executive"s employment for Cause. For purposes of this Section 5(c), the term "Cause" shall mean (i) Executive"s willful and continued failure substantially to perform the duties set forth in Section 2 of this Agreement (other than as a result of total or partial incapacity due to physical or mental disability) for a period of at least thirty (30) days after written demand by Aurora or Comdial for performance is delivered to the Executive which specifies the alleged failures; (ii) Executive"s engaging in (A) a misappropriation of funds, properties or assets of Comdial or any of its subsidiaries, unless unintentional and de minimis in amount, (B) any malicious damage or destruction of any property or assets of Comdial or any of its subsidiaries, whether resulting from Executive"s willful actions or omissions or Executive"s gross negligence, or (C) any falsification of any books, records, documents or systems of Comdial or any of its subsidiaries;
(iii) an act or acts on the part of the Executive involving moral turpitude or constituting a felony under the laws of the United States, any state or any political subdivision thereof; or (iv) Executive"s material breach of the obligations of the Executive under Sections 7 and 8 of this Agreement, which breach continues for at least thirty (30) days after notice from Aurora or Comdial specifying such breach.

           (d) Voluntary Resignation. Executive may, at any time, upon thirty (30) days' written notice to Comdial, terminate the Employment Term for any reason, with or without cause.

           (e) Termination by Executive. Executive may terminate employment under this Agreement if the Board (i) assigns to Executive any duties significantly inconsistent with Executive"s position, duties, responsibilities or status at the general management level within the Company, or (ii) materially reduces the Executive"s compensation or benefits below the compensation and benefits provided for in this Agreement, or (iii) otherwise fails to honor its obligations to Executive under this Agreement, and such actions continue for a period of at least thirty (30) days after written notice from the Executive to the Board specifying the alleged failure. If the Executive so terminates employment under this Agreement, Comdial shall continue to pay to Executive the compensation set forth in this Agreement from the date of such termination of employment until the earlier of (A) the fourth (4th) anniversary of the date of this Agreement, or (B) Executive"s death.

      6. Effect of Termination. Except as otherwise provided in Section 5(e) of this Agreement, upon the termination of the Employment Term, Comdial's obligations under Sections 1 and 4 of this Agreement shall immediately expire, but all other rights and obligations of the parties hereto, including, without limitation, the obligation of Comdial to pay compensation accrued pursuant to Section 4 through the termination date and the obligations of Executive under Sections 7, 8, 9, 10 and 16 of this Agreement shall continue in full force and effect.

      7.  Noncompetition.

           (a) Executive acknowledges that her relationship with Comdial and its affiliates will give her access to valuable confidential and proprietary information and expertise not generally known in the industry in which Comdial and its affiliates are engaged (including information conceived, originated, discovered or developed by Executive) relating to the tele- communications, telephone systems and computer telephony products and business of Comdial (the "Business"), including, without limitation, the following: technical know-how; lists of previous, present and prospective venture partners, investors, and lenders; credit information; sources of supply; business plans, proposals and summaries; private processes, techniques and formulae; research and development activities and data; inventions; and other aspects of the affairs and business operations of Comdial and its affiliates as they exist on the date hereof (or as they
may from time to time exist during the term of this Agreement).   If used
to the benefit of a company engaging in a business similar to the Business, such information would prejudice the interests of Comdial.

           (b) In view of the foregoing, as a material inducement to Comdial to enter into this Agreement, Executive hereby agrees that neither Executive nor any entity controlled by or otherwise affiliated with Executive shall, during the Employment Term and thereafter during the Post Employment Period (defined in Section 7(c) of this Agreement), except for duties to be performed by Executive as an employee of Comdial, in any manner, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in or be connected in any manner with the ownership, management, operation or control of any sole proprietorship, partnership, corporation or other entity (A) which competes with Comdial or its affiliates in the development, manufacture or sale of (1) any product sold or service rendered by Comdial or any of its affiliates as of the date the Employment Term is terminated, or (2) any product in active development by Comdial prior to the date on which the Employment Term is terminated (the active development of any product to be established by verifiable dollars being spent in such product"s development) in any country where Comdial then conducts business, or (B) which calls upon, solicits, diverts or takes away any of the then existing customers or patrons of Comdial for the purpose of causing or attempting to cause any such person to purchase products sold or services rendered by Comdial or any of its affiliates from any person other than Comdial or its affiliates or otherwise diverts business from Comdial. Nothing contained in the foregoing sentence shall be construed as preventing Executive (i) from owning, solely for passive investment, less than five percent (5%) of the stock of any entity registered on a recognized stock exchange, or (ii) from engaging in any business activity if Executive"s employment is terminated by Comdial prior to the expiration of the Employment Term without Cause. Executive agrees that the specified duration of the covenants set forth in this Section 7 shall be extended by and for the term of any period during which Executive is in violation of any such covenant.

           (c) For purposes of this Section 7, the term "Post Employment Period" shall mean a period of time extending from the end of the Employment Term for the number of years set forth below, depending on the length of the Employment Term:

                Length of Employment            Post Employment
                       Term                          Period
               Less than 1 year                      3 years
               1 year but less than 4 years          2 years
               4 years and longer                    1 year

      8. Confidentiality Agreement; Assignment of Inventions. Executive agrees to execute and deliver to Comdial, at the Effective Time, Comdial"s standard Employee Confidentiality Agreement and Assignment, a copy of which is attached to this Agreement as Schedule 2. The Executive shall be bound by the provisions of the Employee Confidentiality Agreement and Assignment throughout the Employment Term. In the event the Executive"s employment is terminated for any reason, Executive shall continue to be bound the provisions of the Employee Confidentiality Agreement and Assignment, in accordance with its terms.

      9. Copyrights. Executive specifically agrees that all copyrightable materials generated or developed by Executive which relate to the business of Comdial or any of its affiliates, including, but not limited to, computer programs and documentation, shall be considered works made for hire under the copyright laws of the United States and shall, upon creation, be owned exclusively by Comdial. To the extent that any such materials, under applicable law, may not be considered works made for hire, Executive hereby assigns to Comdial the ownership of all copyrights to such materials, without the necessity of any further consideration, and Comdial shall be entitled to register and hold in its own name all copyrights in respect of such materials.

      10.   Piggyback Registration Rights.

           (a) If Comdial at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the public offering of such securities, solely for cash, whether or not for sale for its own account, on a form which would permit registration of the shares (the "Shares") of common stock of Comdial held by the Executive and acquired in connection with the Merger for sale to the public under the 1933 Act, Comdial will each such time give written notice to Executive of its intention to do so, describing such securities and specifying the form and manner of the intended distribution thereof and the other relevant facts involved in such proposed registration, and upon the written request of Executive delivered to Comdial within seven (7) days after the giving of any such notice (which request shall specify the number of Restricted Shares intended to be disposed of by Executive and the intended method of disposition thereof), Comdial will use reasonable efforts as a part of its filing to effect the registration under the 1933 Act of all Shares which Comdial has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as specified) of such shares so to be registered.

           (b) Notwithstanding the foregoing, if (i) the registration so proposed by Comdial involves an underwritten offering of the securities so being registered, and (ii) the managing underwriter of such underwritten offering shall advise Comdial in writing that, in its opinion, the distribution of all or a specified portion of such Shares concurrently with the securities being distributed by such underwriters would be reasonably likely to materially and adversely affect the distribution of such securities by such underwriters, then Comdial will promptly furnish Executive with a copy of such opinion and may require, by written notice to Executive accompanying such opinion, that the distribution of all or a specified portion of such Shares as indicated in such opinion be deferred until the completion of the distribution of such securities by such underwriters, but in no event for a period of more than one hundred eighty
(180) days after the effective date of such registration.

           (c) Comdial shall not be obligated to effect any registration of Shares pursuant to Section 12(a) (i) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans, (ii) incidental to the registration of any debt securities or other securities not constituting capital stock, or (iii) as to which Executive would be free immediately to sell under Rule 144 or other similar rule exempting such Shares from registration.

           (d) Executive shall pay all expenses directly related to the registration and the offer and sale of the Shares by her, including, without limitation, the expenses of her counsel, and underwriting discounts and sales commissions.

      11. Application of Agreement. In the event that any court shall finally hold that any provision stated in this Agreement constitutes an unreasonable restriction upon Executive, the parties hereby expressly agree that the provisions of this Agreement shall not be rendered void but shall apply as to time and territory or to such other extent as such court may judiciously determine or indicate constitutes a reasonable restriction under the circumstances involved.

      12. Injunctive Relief. It is understood and agreed that it may be impossible to measure in money the damages that will accrue to Comdial in the event that Executive breaches the provisions of Sections 7, 8 or 9 above, and that Comdial's remedy at law in the event of such a breach would not be adequate. Therefore, it is agreed that Comdial shall be entitled, in the event of such a breach, to an injunction and other equitable remedies as a matter of right. However, recourse to any remedy hereunder shall not constitute an election by Comdial, but Comdial may resort to other remedies or a combination of remedies as it may choose.

      13. Executive"s Representation. Executive represents and warrants to Comdial that she has the full power and right to enter into and perform this Agreement without the consent or approval of any other person, including any present or previous employer; and that her execution, delivery and performance of this Agreement will not violate or cause a breach of any existing employment or other agreement or any other duty by which she is bound, or any outstanding covenant or promise, including covenants not to compete, given by her to any other person. Executive agrees to indemnify Comdial against any damages, expenses or claims, including attorney's fees, by reason of any breach of these representations or any other part of this Agreement.

      14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telecopy or telegram or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

      If to Comdial:

           Aurora Systems, Inc.
           c/o Comdial Corporation
           1180 Seminole Trail
           Charlottesville, VA 22901
           Attn: William G. Mustain
           Fax: (804) 978-2512

      with a copy to:

           McGuire, Woods, Battle & Boothe, LLP
           P. O. Box 1288
           418 East Jefferson Street
           Charlottesville, VA 22902
           Attn: Robert E. Stroud
           Fax: (804) 980-2222

      If to Executive:

           Maryann P. Walsh
           c/o Aurora Systems, Inc.
           33 Nagog Park
           Acton, MA 01720
           Attn: Maryann P. Walsh
           Fax: (508) 635-9756

             with a copy to:

           Palmer & Dodge
           One Beacon Street
           Boston, MA 02108
           Attn: Peter Wirth
           Fax: (617) 227-4420

      15. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

      16. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      17. Employee Policies. The Executive shall be subject to Comdial"s standard employee policies applicable generally to employees holding similar positions and having similar responsibilities. The Executive agrees to execute, at the Effective Time, such standard forms and documents as any employee of similar rank would sign and execute, acknowledging receipt of copies of Comdial"s standard employee policies.

      18. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

      19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law.

      20. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. This Agreement is personal with Executive and may not be assigned by her. Comdial shall have the right to assign this Agreement to any affiliate of Comdial or to a successor to all or substantially all of the business or assets of Comdial or any division or part of Comdial with which Executive shall be employed.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  Comdial Corporation


                                  By:
                                       Wayne R. Wilver
                                       Senior Vice President




                                    Maryann P. Walsh
Schedule 1
Compensation And Bonus
----------------------


Base Salary:           $110,000.00 per annum

Incentive Bonus:         Executive shall be entitled to receive a cash
                         bonus paid on or before March 31 of each year in an amount equal to the Bonus Plan Amount, as defined below. The term "Bonus Plan Amount" means, with respect to the last completed fiscal year, an amount equal to 8.5% of the first $1,000,000.00 of Aurora's earnings before interest and taxes ("EBIT") and 4.3% of Aurora's
                         EBIT in excess of $1,000,000.00. For each fiscal year, EBIT shall be determined by Comdial using generally accepted accounting principles, consistently applied, and (i) shall be based upon actual results achieved from following Aurora's business plan for such year as approved or modified by the Board, (ii) shall be determined without reference to allocation of corporate overhead or other costs from Comdial,
                         (iii) shall allocate Comdial requested research and development efforts at two (2) times cost plus reasonable royalty sharing, (iv) shall be adjusted if Executive is assigned duties by Comdial which cause the Executive to devote substantial amounts of time away from Aurora, and (v) shall include transfer pricing to Comdial on the basis of the best price available. For the fiscal year ending December 31, 1996, the Bonus Plan Amount payable to Executive shall be at least $50,000.

Schedule 2
Employee Confidentiality Agreement and Assignment
-------------------------------------------------



Name:_______________________________________ Employee No.________________

Department:_________________ Place:________________ Date_________________


COMDIAL CORPORATION and its subsidiary corporations (hereinafter collectively called "Company") are engaged or may be engaged in certain fields of business, including but not limited to the fields of telephony, data processing, communications and electronics. The Company pursues research and development work, engages in design, manufacture and production of products, and further maintains accounting, cost, product, sales and other records, as well as lists of customers, and other proprietary information.

In consideration of my employment and the remuneration paid me by the Company and as a condition of my employment or of my continued employment, I hereby acknowledge and agree to the following matters.

1. I will devote all my time and best efforts in the fields of business, work or investigation of the Company and for its sole benefit.

2. I agree to maintain in confidence, both during my employment and thereafter, all proprietary information developed by me or learned by virtue of my employment by the Company ("Proprietary Information"), whether developed or learned before or after signing this agreement. For this purpose, Proprietary Information includes, but is not limited to, any secret process, method of operation, trade secret, engineering and technical data, business plan, customer list, price list, or other information not generally known by the public. I will not disclose any Proprietary Information to others or use it to my own advantage or that of any third person.

3. I will fully, completely and promptly disclose in writing to the Company any inventions, ideas, concepts, discoveries, improvements or other creations, whether patentable or not, conceived by me during and within the scope of my employment and relating to the fields of business, work or investigation of the Company.

4. Subject to the exclusions set forth in the next sentence, I agree to assign and transfer to the Company (and I do hereby assign and transfer to the Company by means of this agreement) all right, title and interest to all inventions, discoveries or improvements, patentable or unpatentable, conceived or made by me, either alone or with others, during the period of my employment and for one year thereafter. This assignment and agreement applies to all such items except for (i) any item as to which the Company agrees in writing that such item was not suggested by and did not result from any work performed on behalf of, or at the request of, the Company, and (ii) any item which does not fall within or arise out of the fields of business, work or investigation of the Company. I further agree to make and maintain such written records of the foregoing (if any) as the Company may require, which shall be and remain the property of and available to the Company at all times.

5. I agree to execute any and all instruments and do all things which the Company deems necessary to vest and maintain and protect and enforce in the Company (and the Company's nominees) the entire right, title and interest to all such inventions, discoveries and improvements in any and all countries, at the request and expense of the Company, but without additional remuneration to me.

6. Except as my duties for the Company may require, I will not remove from the property of the Company any documents, files, notebooks, records, correspondence, or models relating to the fields of business, work or investigation of the Company, or make copies thereof, all such items or copies whether made by me or by others being recognized by me to be the property of the Company and not to be used for my own or another's benefit, or delivered or communicated to another, at any time, without the written consent of the Company.

7. The Company shall be entitled to an injunction in any court having jurisdiction in the event of any threatened or actual violation of any of the provisions of this agreement.

8. Whenever the phrase "fields of business, work or investigation of the Company" is used herein it shall be deemed to include, without limitation, any present or future fields of business, work or investigation of the Company or any present or future subsidiary of the Company, and any field in which the Company (or any such subsidiary) has granted patent licenses or other rights to others.

9. This agreement is for the benefit of successors and assigns of the Company (as well as for the benefit of the Company), and is binding upon my heirs, assigns, administrators and representatives.

10. The enforcement of any of my obligations under this agreement shall not depend upon the enforcement of any other obligation hereunder. The expiration or termination of my employment shall not relieve me of any of my obligations as set forth in paragraphs 1 through 9 of this agreement. The Company may enforce any and all of its rights under this agreement for a period of three years after the expiration or termination of my employment.

11. This agreement as of the date hereof replaces all prior similar agreements and may be altered only in a writing signed by the Company.

12. I further represent that except as listed below, I have no agreements with or obligations to others relating to the fields of business, work or investigation of the Company which are in conflict with this agreement:

             Obligations Excluded From This Agreement:



13. I further represent that the list below contains a complete list of all inventions and patents which I have made heretofore in the fields of business, work or investigation of the Company, and which I desire to be excluded from this agreement.

       Name of Excluded Invention    Description of Excluded Invention
       --------------------------    ---------------------------------



WITNESS the following signatures as of the date first written above.

WITNESS:                          ACCEPTED AND AGREED:


___________________________       ____________________________________
Signature of Witness              Signature (Sign name in full)





Exhibit E
Allocation of Cash and Stock Among Option Holders
-------------------------------------------------


Schedule of Option Holders:

                                                                                          Buyer
                                                                                          Common
                                     Shares            Exercise                           Stock        Cash
Holder           Title             Issuable (SI)      Price (EP)     ($2.25-EP)*SI       Issuable
Issuable

Paul Cullen      Cust. Serv. Mgr.         8,000           $0.10        $17,200              1,146
$7,173
Paul Cullen      Cust. Serv. Mgr.         2,000           $2.36             $0                  0
$0
Leon Desy        Terminated                 750           $0.10         $1,613                107
$676
Mark Kaplan      Sr. Engineer             2,500           $0.10         $5,375                358
$2,243
Charles Miller   Sr. Engineer             3,000           $0.10         $6,450                430
$2,688
Alex Niedowicki  NAM                      5,000           $0.10        $10,750                716
$4,485
Stephen Raab     Terminated               2,500           $0.10         $5,375                358
$2,243
Sandy Scheer     Marketing Mgr.           8,000           $0.10        $17,200              1,146
$7,173
Sandy Scheer     Marketing Mgr.           2,000           $2.36             $0                  0
$0
Nancy Stone      Admin. Asst.             1,000           $0.10         $2,150                143
$899
Marisa Olson     NAM                      2,500           $2.36             $0                  0
$0
Joshua Gentry    Engineer                 2,500           $2.36             $0                  0
$0
Ken Faubel       Dir. of Engineering     10,000           $2.36             $0                  0
$0
Michele McDevitt Cust. Service            2,500           $2.36             $0                  0
$0
Fran Litterio    Sr. Engineer             2,500           $2.36             $0                  0
$0
                                        -------                       --------             ------
-------
        Total                            54,750                        $66,113              4,404
$27,578








